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                                                                    Exhibit 10.7



                            GENETICS INSTITUTE, INC.

                   Second Amendment to 1991 Stock Option Plan
                   ------------------------------------------


        The 1991 Stock Option Plan (the "Plan") of Genetics Institute, Inc. (the "Company"), pursuant to Section 18 thereof, is hereby amended as follows:

        Section 4 of the Plan is amended to increase the number of shares of Genetics Institute, Inc. Common Stock, $.01 par value, subject to the Plan, so that as amended (and taking into account all stock splits and stock dividends distributed through March 6, 1995), the first sentence of said Section 4 shall read as follows:

                "Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 5,700,000 shares."

        The foregoing amendment shall take effect upon the date approved by the Board of Directors, subject to ratification and approval by the stockholders of Genetic Institute, Inc. Except as so amended, the Plan shall remain in full force and effect.

                                Adopted by the Board of Directors
                                on
                                March 24, 1995.

                                Adopted by the Stockholders on
                                May 16, 1995